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                                                                   EXHIBIT 10.19

        THIS AGREEMENT is made as of August 15, 1994 between PALL CORPORATION, a New York corporation (the "Company") and JOSEPH CAMPOLONG ("Executive").

                                   Recitals

        The parties hereto are parties to an Employment Agreement dated February 1, 1992 as amended by Amendment to Employment Agreement dated July 19, 1993, (said Employment Agreement as so amended being hereafter called the "Employment Agreement"). Words and terms used herein with initial capital letters are used herein as defined in the Employment Agreement. The parties desire to amend the Employment Agreement (i) to provide that the Term of Employment thereunder will end at the close of business on September
30, 1994 and (ii) in certain other respects hereinafter set forth. The parties further desire to enter into a Consulting Agreement, for a term beginning October 1, 1994, on the terms and conditions hereinafter set forth. Accordingly, the parties hereto hereby agrees as follows:

                       Amendment of Employment Agreement

        (a) Section 1 of the Employment Agreement is amended to provide that the Term of Employment shall end at the close of business on September 30, 1994. Executive shall be paid (i) his Bonus Compensation for the Contract Year ended July 31, 1994 in accordance with the terms of the Employment Agreement and (ii) his Base Salary and Bonus Compensation for the Contract Year ending July 31, 1995 (when the amount thereof is determinable) prorated to September 30, 1994. Executive shall turn in his company car on September 30, 1994.

        (b) After September 30, 1994 (the date on which the Term of Employment will end as hereinabove provided) the Employment Agreement shall be of no further force or effect except as provided in paragraph (a) hereof and except that Sections 5 through 13 thereof shall remain in full force and effect until the end of the term of the Consulting Agreement hereinafter provided for and said Sections 5 through 13 shall be deemed part of said Consulting Agreement as though set forth in full herein. The convenant not to compete set forth in
Section 5 shall continue for a period of 18 months after the end of the term of the Consulting Agreement hereinafter provided for (i.e., until December 31, 1997) as further consideration for the compensation paid for the consulting services.

                              Consulting Agreement

        Beginning October 1, 1994 (by which date the Term of Employment under the Employment Agreement will have ended and Executive will have retired and ceased to be an employee of the Company), Executive shall serve as a consultant to the Company, as follows:

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        (i)  Executive shall make himself available for the performance of his consulting services, as requested by the Chief Executive Officer or Chief Operating Officer of the Company, up to a maximum of 50 days during the term of this Consulting Agreement, which term shall end on June 30, 1995. Such services shall relate to all aspects of the Company's business, including sales, marketing, engineering and manufacturing. Executive shall report to Derek Williams, the Chief Operating Officer of the Company.

        (ii) The Company shall compensative Executive for his agreement to make himself available for the performance of consulting services hereunder in the aggregate amount, for the nine-month term of this Consulting Agreement, determined by multiplying the total of Executive's Base Salary and Bonus Compensation for the Contract Year ended July 31, 1994 by 37.5%. Such aggregate compensation shall be paid in nine installments, each in the amount of 1/9th of the aggregate compensation, payable on the last day of each month during the term, beginning October 31, 1994. Such aggregate compensation shall be paid even if the number of days of consulting services in fact performed by Executive is less than 50 for any reason (including Executive's death or disability) other than his willful failure or refusal to perform such services on request. In addition, the family health care coverage heretofore provided to Executive under the Employment Agreement shall be continued to June 30, 1995, on the same basis on which such coverage is now in effect (including contribution to the cost thereof by Executive) but subject to any changes during the term which are applicable to the Company's officers generally.

        (iii) On the days on which Executive is performing consulting services hereunder on the Company's premises, suitable private office space and secretarial services shall be made available to him on the Company's premises. He shall also be entitled to expense reimbursement for the use of his private automobile on Company business including transportation to and from his home to the Company's premises, at the rate allowed by the Internal Revenue Service.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                          PALL CORPORATION

                                          By:
                                             --------------------------------
                                             Title: President and Treasurer

                                             /s/ JOSEPH CAMPOLONG
                                             --------------------------------
                                                 Joseph Campolong